               EXHIBIT 5 OPINION OF MULDOON MURPHY & FAUCETTE LLP

                                  March 7, 2003




Board of Directors
New England Bancshares, Inc.
660 Enfield Street
Enfield, Connecticut 06082

      Re: Issuance of 200,000 Shares of Common Stock Pursuant to the New England Bancshares, Inc. 2003 Stock-Based Incentive Plan

Ladies and Gentlemen:

      We have been requested by New England Bancshares, Inc., a Federal corporation (the "Company"), to issue our opinion in connection with the registration (the "Registration") of 200,000 shares of the Company's common stock, $.01 par value to be issued pursuant to the New England Bancshares, Inc. 2003 Stock-Based Incentive Plan (the "Plan") as awards of restricted stock or upon the exercise of stock options granted or to be granted under the Plan. The registration of the shares is being effected on Form S-8 under the Securities Act of 1933.

      We have made such legal and factual examinations and inquiries as we have deemed advisable for the purpose of rendering this opinion. In our examination, we have assumed and have not verified (i) the genuineness of all signatures,
(ii) the authenticity of all documents submitted to us as originals, (iii) the conformity with the originals of all documents supplied to us as copies, and
(iv) the accuracy and completeness of all corporate records and documents and of all certificates and statements of fact, in each case given or made available to us by the Company or its subsidiary.

      Based on the foregoing and limited in all respects to Federal law, it is our opinion that the shares reserved for issuance under the Plan are duly authorized and with respect to shares of Company common stock issuable upon the exercise of stock options granted or to be granted under the Plan, upon payment for and issuance of the common stock upon exercise of such stock options, and with respect to the awards of restricted stock under the Plan upon issuance of shares of stock in the manner described in the Plan, will be validly issued, fully paid and nonassessable.

Board of Directors
New England Bancshares, Inc.
March 7, 2003
Page 2


      We note that, although certain portions of the Registration Statement on Form S-8 (the financial statements and schedules) have been included therein (through incorporation by reference) on the authority of "experts" within the meaning of the Securities Act, we are not experts with respect to any portion of the Registration Statement, including without limitation, to the financial statements or schedules or the other financial information or data included therein.

      We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement on Form S-8, and we consent to the use of the name of our firm under the heading "Interests of Named Experts and Counsel" therein.


                                    Very truly yours,



                                    /s/ MULDOON MURPHY & FAUCETTE LLP